Exhibit 99.1

ATWOOD OCEANICS ANNOUNCES CONTRACT EXTENSION
FOR THE ATWOOD ACHIEVER

FOR IMMEDIATE RELEASE
HOUSTON, October 1, 2015 - Atwood Oceanics, Inc. (NYSE: ATW) announced that, effective today, one of its subsidiaries agreed to a one-year extension and rate adjustment to its existing contract with Kosmos Energy Ventures for the ultra-deepwater rig, the Atwood Achiever. The Atwood Achiever commenced its three-year drilling services contract with Kosmos Energy on November 12, 2014, for operations offshore Northwest Africa. The agreement adjusts the operating day rate to approximately $495,500, net of taxes, and extends the contract end date to November 12, 2018. As part of the agreement, Kosmos Energy has an option, which may be exercised at any time through October 1, 2016, to revert the contract to the original operating day rate and original end date. Exercising this option will result in a payment that includes the difference in day rates, taxes, and an administrative fee covering the time periods for which the reduced day rate was invoiced.
Andrew G. Inglis, Chairman and Chief Executive Officer of Kosmos Energy, remarked, “Following our recent basin-opening discovery offshore Mauritania, the extension of the Atwood Achiever contract will enable us to continue executing our active exploration and appraisal program in the Atlantic Margin. We enjoy an excellent relationship with Atwood Oceanics, and the Achiever continues to deliver safe and reliable drilling performance for Kosmos Energy.”
Rob Saltiel, President and Chief Executive Officer of Atwood Oceanics, commented, “We appreciate the confidence that Kosmos Energy has in our performance to extend the Atwood Achiever contract from its original term. Atwood is proud to play a key role in this important exploration campaign and to advance Kosmos Energy’s success in Northwest Africa.”
Atwood Oceanics, Inc. is a leading offshore drilling contractor engaged in the drilling and completion of exploratory and developmental wells for the global oil and gas industry. The Company currently owns 11 mobile offshore drilling units and is constructing two ultra-deepwater drillships. The Company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."
As part of our ongoing commitment to our shareholders, Atwood Oceanics uses a variety of Social Networks sites to disseminate company information. For a full list of the official Social Media pages for Atwood Oceanics, please visit the Social Media Disclaimer page of our IR site at: http://ir.atwd.com/GenPage.aspxIID=4010374&GKP=210376.

Contact: Mark W. Smith
SVP and CFO
(281) 749-7840

Forward Looking Statements

Statements contained in this press release with respect to the future, including the day rate and date through which the contract extends, are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; our ability to enter into and the terms of future contracts; possible cancelation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of governmental and industry laws and regulations; and environmental matters. These factors and others are described and discussed in our most recently filed annual report on Form 10-K, in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Each forward looking statement speaks only as of the date of the particular statement and we undertake no duty to update the content of this press release or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.